    As filed with the Securities and Exchange Commission on October 10, 1996.
                         Registration Statement No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             -----------------------

                                EATON CORPORATION
             (Exact name of registrant as specified in its charter)

               OHIO                                       34-0196300
    (State or other jurisdiction of                    (I.R.S. employer
    incorporation or organization)                     identification no.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


                    Eaton Corporation Investment Plan for
          Hourly Employees of the Hydraulics Division-Hutchinson Plant
                            (Full title of the plan)



                            E. R. Franklin, Secretary
                                Eaton Corporation
                       Eaton Center, Cleveland, Ohio 44114
                                 (216) 523-4103
          (Name, address, and telephone number, including area code, of agent for service)


Approximate date of offering hereunder: As soon as practicable after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
                                                     Proposed          Proposed
  Title of                                           maximum           maximum
  securities               Amount                    offering          aggregate        Amount of
  to be                    to be                     price             offering         registration
  registered               registered                per share         price            fee
------------------------------------------------------------------------------------------------------
Common Shares,
with a par value
of $.50 each, and
the associated
Rights(1)                  30,000(2)                 N/A               $1,800,000(3)    $454.55(3)
------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) This amount (calculated on the basis of $60 per share, the average of the high and low prices of Eaton Common Shares included in NYSE-Composite Transactions report for October 7, 1996) represents the estimated maximum number of currently outstanding Eaton Common Shares which could be purchased under the Plan with the estimated $1,500,000 maximum aggregate employee contributions to the Plan covered by this Registration Statement for the period from October 10, 1996 through October 10, 2000, inclusive, which will be invested in Eaton Common Shares.
(3) Estimated maximum aggregate employee contributions during the period from October 10, 1996 through October 10, 2000, inclusive, which will be invested in Eaton Common Shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

 (a) The Company's annual report on Form 10-K for the year ended December 31, 1995;

 (b) The Plan's annual report on Form 11-K for the year ended December 31, 1995, to be filed concurrently with this Registration Statement;

 (c) All other reports filed by the Company and the Plan pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1995; and

 (d) A description of Eaton Common Shares and the associated Rights set forth in the Company's Registration Statements under the 1934 Act, as amended to date, filed with the Commission pursuant to Section 12 of the 1934 Act.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.


 Item 4. DESCRIPTION OF SECURITIES.

         Not applicable.


 Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    G. L. Gherlein, Esq., who has passed on the legality of the Eaton Common Shares covered by this Registration Statement, is Executive Vice President and General Counsel of the Company.


 Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Paragraph (E) of Section 1701.13 of the Ohio General Corporation Law grants corporations organized under the laws of the State of Ohio, such as Eaton, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of Eaton and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of Eaton's Amended Regulations. Under the Amended Regulations, Eaton shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton's Amended Regulations referred to herein.

    The Company has entered into Indemnification Agreements (the "Agreements") with all of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on April 27, 1988 (the date of the Agreements), and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, provided that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

    Eaton also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in Section 2 of
Article IV of the Amended Regulations.


 Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


 Item 8. EXHIBITS

         See Exhibit Index at page 7. The registrant has caused the Plan to be submitted to the Internal Revenue Service ("IRS") and will cause any amendments thereto to be submitted to IRS and will cause all changes to be made to the Plan as required by IRS in order for the Plan to be qualified.


 Item 9. UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities

         Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             *   *   *   *   *   *

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         The Registrant -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 10th day of October, 1996.

                                      EATON CORPORATION


                                      By /S/ G. L. Gherlein
                                        -------------------
                                        G. L. Gherlein
                                        Executive Vice President
                                        and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                       Title

          *                Chairman and Chief Executive
   -----------------       Officer; Principal Executive
   Stephen R. Hardis       Officer; Director

          *                President and Chief Operating
  --------------------     Officer; Director
  Alexander M. Cutler

          *                Vice President and Chief
  ------------------       Financial and Planning
  Adrian T. Dillon         Officer; Principal Financial
                           Officer


          *                Vice President - Accounting;
  -------------------      Principal Accounting Officer
  Ronald L. Leach

          *                Director
  -------------------
   Neil A. Armstrong


          *                Director
   ------------------
   Phyllis B. Davis


          *                Director
   ------------------
   Ernie Green


          *                Director
   ------------------
   Charles E. Hugel


          *                Director
   ------------------
   John R. Miller


          *                Director
   -------------------
   Furman C. Moseley


          *                Director
   -------------------
   Victor A. Pelson


          *                Director
   -------------------
   A. William Reynolds


          *                Director
   -------------------
   Gary L. Tooker





*By  /s/ David M. O'Loughlin                                  October 10, 1996
    --------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated

                                 PLAN SIGNATURE


         The Plan -- Pursuant to the requirements of the Securities Act of 1933, the Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division-Hutchinson Plant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 10th day of October, 1996.


                                      EATON CORPORATION INVESTMENT PLAN FOR
                                      HOURLY EMPLOYEES OF THE HYDRAULICS
                                      DIVISION-HUTCHINSON PLANT

                                      By:      Pension Administration Committee


                                      By:       /s/ S. J. COOK
                                                --------------------------------
                                                S. J. Cook
                                                Vice President - Human Resources
                                                Eaton Corporation

                                  EXHIBIT INDEX

Exhibit
Number             Description of Exhibit


4(a) Amended Articles of Incorporation of Eaton Corporation filed as Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference.

4(b) Amended Regulations of Eaton Corporation filed as Exhibit (a)(3)(a) to Form 10-K report for the year ended December 31, 1994 and incorporated herein by reference.

4(c) Rights Agreement, dated as of June 28, 1995, between Eaton Corporation and Society National Bank, as Rights Agent, filed with the Commission as Exhibit 1 to Form 8-A dated July 5, 1995 and incorporated herein by reference.

5        Opinion of G. L. Gherlein, Esq.

23(a)    Consent of Ernst & Young LLP.

23(b) Consent of G. L. Gherlein, Executive Vice President and General Counsel of Eaton Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

24       Power of Attorney.






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